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                                  LAW OFFICES

                              DANIEL P. McELHATTON
                           A PROFESSIONAL CORPORATION

                                   SUITE 725

                             TWO PENN CENTER PLAZA

                          PHILADELPHIA, PA 19102-1707

                                   ----------

                                 (215) 851-1658
                               FAX (215) 851-9820


                                                               October 22, 1997




Daleco Resources Corporation
435 Devon Park Drive, Suite 410
Wayne, PA 19087


                       Re:      200,000 Shares of Common Stock
                                of Daleco Resources Corporation
                                -------------------------------

Gentlemen:

We have represented Daleco Resources Corporation (the "Company") in connection with the registration of the above referenced Shares under the Securities Act of 1933 on the Company's Form S-8 Registration Statement (the "Registration Statement") for issuance to certain "consultants" as specified in the Registration Statement.

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation; it By-Laws; minutes of the Meetings of the Board of Directors; the Agreements listed as Exhibits to the Registration Statement or incorporated therein by reference; and such other materials as we considered necessary to support this opinion.

Based on this examination, we are of the opinion that the Shares have been clearly and validly authorized, and that the Shares will be legally issued, fully paid and non-assessable when certificates therefore have been duly executed and countersigned and delivered.

We hereby consent to the reference to this firm in the Registration Statement under Item 5 of Form S-8, Interest of Named Experts and Counsel, and to the attachment of this opinion as an Exhibit to the Registration Statement.



                                                     ss/Daniel P. McElhatton
                                                     --------------------------
                                                     Daniel P. McElhatton, P.C.